UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018 (November 9, 2018)

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648	98-1045505
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On November 14, 2018, pursuant to an Agreement and Plan of Merger, dated as of November 9, 2017, as amended by Amendment No. 1 thereto, dated as of May 8, 2018 (together, the “Merger Agreement”), by and among magicJack VocalTec Ltd., an Israeli corporation (“magicJack” or the “Company”), B. Riley Financial, Inc., a Delaware corporation (“B. Riley”), and B. R. Acquisition Ltd., an Israeli corporation and wholly-owned subsidiary of B. Riley (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of B. Riley (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each ordinary share of the Company (“Company Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by B. Riley or Merger Sub, or by any wholly-owned subsidiary of B. Riley, Merger Sub, or the Company, if any, except to the extent such shares were held for the benefit of any third party), automatically converted into the right to receive cash in an amount, equal to $8.71, without interest (the “Per Share Merger Consideration”).

Subject to certain exceptions each option (or portion thereof) to purchase shares of Company Stock (“Company Stock Option”) granted under any Company equity plan, that was outstanding, but unexercised, immediately prior to the Effective Time became, at the Effective Time, fully vested, to the extent not previously vested, and, subject to certain exceptions, all outstanding options, automatically and without any required action on the part of the holder thereof, were cancelled and converted into the right to receive a cash payment equal to the product of (x) the total number of shares of Company Stock subject to such cancelled Company Stock Option as of immediately prior to the Effective Time and (y) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share subject to such cancelled Company Stock Option, without interest, and less any required tax withholdings; provided, however, that any such Company Stock Option with respect to which the exercise price per share was equal to or greater than the Per Share Merger Consideration was cancelled in exchange for no consideration.

Each award of shares of Company Stock outstanding immediately prior to the Effective Time that was then subject to forfeiture or other restrictions (“Restricted Shares”) granted pursuant to any Company equity plan became vested as a result of the Merger, if and to the extent provided by the terms of the award or applicable Company equity plan, and any portion of the award that did not become so vested was forfeited.  Each vested Restricted Share was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive, following the Effective Time, a cash payment equal to the Per Share Merger Consideration, without interest, and less any required tax withholdings.

The foregoing description of the Merger Agreement and transactions completed thereunder does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2017 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2018, the parties entered into a Limited Waiver and Agreement, pursuant to which the parties agreed to waive their rights to enforce the End Date (as defined in the Merger Agreement) until November 16, 2018 and, pursuant to the terms of the Merger Agreement, designated November 14, 2018, or such other date agreed in writing by the parties, as the closing date of the Merger. The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section entitled “Introduction” and Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Before the open of market on November 14, 2018, the Company notified The Nasdaq Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that trading in the Company Stock be suspended.  The Company also requested that NASDAQ file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC to delist and deregister the Company Stock.

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the closing of the Merger, on November 9, 2018, pursuant to a Share Purchase Agreement, dated as of November 9, 2018 (the “Share Purchase Agreement”), by and between B. Riley Principal Investments LLC, a Delaware limited liability company and wholly-owned subsidiary of B. Riley (“BRPI”), and YMax Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“YMax”), BRPI purchased from YMax 5,942,715 magicJack shares (the “Purchased Shares”) for aggregate cash consideration in the amount of $33.0 million in an effort to acquire all of the issued shares of magicJack in connection with the Merger.  The consummation of the transactions contemplated by the Share Purchase Agreement was exempt from registration with the SEC pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Share Purchase Agreement and transactions completed thereunder does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the section entitled “Introduction,” Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section entitled “Introduction” and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, on November 14, 2018, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of B. Riley.  The aggregate consideration paid in cash by B. Riley in the Merger was approximately $143 million, without giving effect to related transaction fees and expenses, which amount was funded by B. Riley with cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, all of the members of the Company’s board of directors (Don Carlos Bell III, Izhak Gross, Dr. Yuen Wah Sing, Tali Yaron-Eldar, Richard Harris and Alan Howe) voluntarily resigned and each ceased to be on any committee of the board of directors of the Company.  At the Effective Time, each of the Company’s chief executive officer (Don Carlos Bell III) and chief marketing officer (Kristin Beischel) were given notice of termination from the Company. From and after the Effective Time, the directors of Merger Sub at the Effective Time (Kenneth Young, Phillip Ahn and Thomas Kelleher) became the directors of the Company and the officers of Merger Sub immediately before the Effective Time (Kenneth Young, Phillip Ahn and Alan Forman) became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, immediately following the Effective Time, the Amended and Restated Articles of Association of the Company were amended and restated in their entirety.  A copy of the Articles of Association of the Company is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 9, 2017, by and among magicJack VocalTec Ltd., B. Riley Financial, Inc. and B. R. Acquisition Ltd. (incorporated by reference to Exhibit 2.1 to magicJack’s Current Report on Form 8-K filed with the SEC on November 9, 2017)*

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 8, 2018 (incorporated by reference to Exhibit 10.1 to magicJack’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018)
2.3	Limited Waiver and Agreement, dated as of November 9, 2018, by and between B. Riley Financial, Inc. and magicJack VocalTec Ltd.
3.1	Articles of Association of magicJack VocalTec Ltd. (incorporated by reference to Exhibit A of Annex A to magicJack’s Definitive Proxy Statement filed with the SEC on February 8, 2018)
10.1	Share Purchase Agreement, dated as of November 9, 2018, by and between B. Riley Principal Investments LLC and YMax Corporation

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Executive Vice President and Chief Financial Officer

Date: November 15, 2018

EXHIBIT INDEX

Exhibit No.	Description
2.3	Limited Waiver and Agreement, dated as of November 9, 2018, by and between B. Riley Financial, Inc. and magicJack VocalTec Ltd.
10.1	Share Purchase Agreement, dated as of November 9, 2018, by and between B. Riley Principal Investments LLC and YMax Corporation